 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2006

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
100 S. High Street, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:		(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On July 20, 2006, United Bancshares, Inc. issued a release announcing that on July 18, 2006, the Company signed an Agreement with its Chief Financial Officer that provides for certain termination payments should certain conditions as stated in the agreement be met (Exhibit 99.3).

The information in this Item 1.01, including Exhibit 99.3 furnished herewith, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

Item 2.02 Results of Operations and Financial Condition.

On July 20, 2006, United Bancshares, Inc. issued an earnings release announcing its financial results for the quarter and six-month period ended June 30, 2006 and that the Board of Directors declared a dividend of $0.13 per share.  A copy of the earnings release (Exhibit 99.1) and unaudited financial information (Exhibit 99.2) are attached.

The information in this Item 2.02, including Exhibit 99.1 and Exhibit 99.2 furnished herewith, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

 Item 7.01 Regulation FD Disclosure.

On July 20, 2006, United Bancshares, Inc. issued an earnings release announcing its financial results for the quarter and six-month period ended June 30, 2006 and that the Board of Directors declared a dividend of $0.13 per share.  A copy of the earnings release (Exhibit 99.1) and unaudited financial information (Exhibit 99.2) are attached.  In addition, on July 18, 2006, the Company signed an Agreement with its Chief Financial Officer that provides for certain termination payments should certain conditions as stated in the agreement be met (Exhibit 99.3).

The information in this Item 7.01, including Exhibit 99.1, Exhibit 99.2, and Exhibit 99.3 furnished herewith, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Release dated July 20, 2006
99.2 99.3	Unaudited Financial Information Agreement – Brian D. Young

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: July 19, 2006	By: /s/ Brian D. Young______
Brian D. Young CFO, Executive VP & Treasurer

Exhibit 99.1

On July 20, 2006, United Bancshares, Inc. issued the following release:

United Bancshares, Inc. (Nasdaq: UBOH – news), a bank holding company headquartered in Columbus Grove, Ohio with consolidated assets of $541 million, today announced for the quarter and six-month period ended June 30, 2006 operating results, that the Board of Directors declared a dividend of $0.13 per share to shareholders of record on August 31, 2006, payable on September 15, 2006 and that on July 18, 2006, the Company signed an Agreement with its Chief Financial Officer that provides for certain termination payments should certain conditions as stated in the agreement be met.

For the quarter ended June 30, 2006, United Bancshares, Inc. reported net income of $1,243,000, or $0.34 basic earnings per share.  This compares to second quarter 2005 net income of $1,133,000, or $0.31 basic earnings per share.  Compared with the same period in 2005, second quarter 2006 net income increased $110,000 or 9.7%.  The increase in net income for the quarter was the result of an increase in non-interest income of $39,000 and decreases in the provision for income taxes of $40,000, provision for loan losses of $135,000 and non-interest expenses of $84,000, offset by a decrease of $188,000 in net interest income.

Net income for the six months ended June 30, 2006, totaled $2,424,000, or $0.67 basic earnings per share compared to net income of $2,216,000, or $0.60 basic earnings per share for the same period in 2005.  The increase in net income for the six-month period was the result of an increase of $128,000 in non-interest income and decreases in the provision for loan losses of $185,000, non-interest expenses of $50,000 and the provision for income taxes of $91,000, offset by a decrease in net interest income of $246,000.

Net interest income was $4,397,000 for the second quarter of 2006 compared to $4,584,000 for the same period of 2005, a $188,000 decrease.  Net interest income was $8,783,000 for the first half of 2006 compared to $9,029,000 for the same period of 2005, a decrease of $246,000.    Although net interest margin was improved in 2006 compared to 2005, net interest income for the six-month period ended June 30, 2006 was reduced due to a decrease in average net interest-earning assets for the comparable period.  For the three and six month periods ended June 30, 2006, the net interest margin (on a tax equivalent basis) was 3.70%, compared with 3.62% and 3.59% for the same periods of 2005.

For the quarter ended June 30, 2006, non-interest expenses totaled $3,550,000 compared to $3,634,000 for the comparable period of 2005, a decrease of $84,000 (2.3%).  For the six-month period ended June 30, 2006, non-interest expenses totaled $7,105,000 compared to $7,155,000 for the comparable period of 2005, a decrease of $50,000 (0.7%).

The operating results for the three and six month periods included an adjustment to the provision for stock options based on the Corporation’s closing stock price as of June 30, 2006.  As a result of this adjustment, non-interest expenses were reduced $31,000 and $24,000, respectively, for the three and six-month periods ended June 30, 2006.   Non-interest expenses were reduced $9,000 and $84,000, respectively, for the three and six-month periods ended June 30, 2005.  Management believes that the Corporation’s non-interest expenses are acceptable, considering the increases in the costs of conducting business and the costs associated with various additional regulatory compliance, including compliance efforts regarding Section 404 of the Sarbanes-Oxley Act of 2002.  In addition to the Corporation’s ongoing commitment to the improvement of internal controls and the overall operational environment, the Corporation has and will continue to identify and implement cost saving strategies.  Such strategies have led to the containment or reduction of non-interest expenses for the three and six month periods ending June 30, 2006 compared to the same periods in 2005.

For the quarter ended June 30, 2006, the Corporation’s efficiency ratio was 65.90% compared to 66.09% for the same period of 2005.  The Corporation’s efficiency ratio improved as a result of the aforementioned reduction in non-interest expenses and an increase in non-interest income offset by a reduction in net interest income.  For the six-month period ended June 30, 2006, the Corporation’s efficiency ratio was 66.03% compared to 66.10% for the same period of 2005.  The 2006 year-to-date improvement compared to 2005 was also the result of the aforementioned factors.

Return on average assets was 0.92% for the second quarter of 2006, compared to 0.82% for the comparable quarter of 2005.  Return on average assets for the six months ended June 30, 2006 was 0.90% compared to 0.80% for the same period in 2005.  Such increases reflect the increase in 2006 earnings as compared to 2005.  Return on average shareholders’ equity for the second quarter of 2006 was 11.53% compared to 10.20% for the same period of 2005.  Return on average equity for the six months ended June 30, 2006 was 11.17% compared to 10.04% for the same period in 2005.

Total assets amounted to $540.9 million at June 30, 2006, compared to $536.2 million at December 31, 2005, an increase of $4.7 million, or .9%.  Loans at June 30, 2006, net of the allowance for loan losses, increased $13.3 million (4.3%) from December 31, 2005.  Securities available-for-sale decreased $9.7 million (5.3%) during this six-month period.  Deposits during this same period increased $4.8 million (1.3%).  Other borrowings increased $3.3 million (5.3%) during the six-month period.

Shareholders’ equity decreased from $43.8 million at December 31, 2005 to $42.6 million at June 30, 2006.  This decrease was primarily the result of a $2.4 million, net of tax, increase in unrealized losses on securities, the repurchase of 24,350 common shares ($381,000) and the payment of dividends ($937,000), offset by net income ($2.4 million) and the sale of 4,086 treasury shares ($55,000) under the Corporation’s Employee Stock Purchase Plan.  The aforementioned increase in unrealized securities losses from December 31, 2005, was primarily the result of customary and expected changes in the bond market.  At the present, the Corporation has both the ability and intent to hold securities in a loss position until such time as market conditions change or the respective securities mature.  Consequently, such losses are considered to be temporary and have not been reflected in the Corporation’s earnings results.  The unrealized losses on available-for-sale securities is reported as accumulated other comprehensive loss in the consolidated balance sheets.

United Bancshares, Inc. is a locally owned and operated holding company of The Union Bank Company which serves Allen, Putnam, Sandusky, Van Wert and Wood Counties, with office locations in Bowling Green, Columbus Grove, Delphos, Gibsonburg, Kalida, Leipsic, Lima, Ottawa, and Pemberville.

This release may contain certain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance.  However, such performance involves risk and uncertainties that may cause actual results to differ materially.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the strength of the local economies in which operations are conducted, the effects of and changes in policies and laws of regulatory agencies, inflation, and interest rates.  For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to the 2005 Form 10-K.

Exhibit 99.2

United Bancshares, Inc.

Quarterly Report

June 30, 2006

Dear Shareholders, Customers and Employees,

The management of United is pleased to report that the Company’s net income for the six-month period ended June 30, 2006 was $2,424,000 ($0.67 per share) compared to $2,216,000 ($0.60 per share) for the same period of 2005, a 9.4% increase.  For the six-month period in 2006, return on average equity and return on average assets was 11.17% and 0.90%, respectively compared to 10.04% and 0.80% for the same period in 2005.  Thus far in 2006, dividends were $0.26 per share compared to $0.24 per share in 2005, an increase of 8.3%.

As of June 30, 2006 total assets increased to $541 million, a $4.7 million increase, total loans increased to $323 million, a $13.3 million increase and total deposits increased to $362 million a $4.8 million increase, compared to December 31, 2005.

Management is pleased with the earnings results for the first half of 2006, but we realize that the Company will continue to face the challenges presented with a flattened yield curve.  Because of this environment, the increasing costs of funding will continue to put pressure on our net interest margin for the final six months of 2006.    We will continue to diligently work to identify areas to generate additional income for your financial institution.  We appreciate the support of the shareholders, our valued customers and our many dedicated employees.  We will continue to work aggressively to add value for our shareholders and customers.

Respectfully,

Daniel W. Schutt

President & CEO

United Bancshares, Inc.

and Subsidiary

Financial Information (unaudited)

   Six Months

    Six Months

       ended

       ended

                                                                                             June 30, 2006

June 30, 2005

(dollars in thousands, except share data)

CONDENSED STATEMENT OF INCOME

Interest income

$15,812

$14,815

Interest expense

7,029

5,786

    Net interest income

8,783

9,029

Provision for loan losses

140

325

    Net interest income after provision for loan losses

8,643

8,704

Non-interest income

1,495

1,367

Non-interest expenses

7,105

7,155

    Income before income taxes

3,033

2,916

Provision for income taxes

609

700

Net income

$2,424

$2,216

=======

=======

Average common shares outstanding

3,607,311

3,706,630

PER COMMON SHARE

Net income

$0.67

$0.60

Cash dividends

$0.26

$0.24

Book value

$11.82

$12.23

Closing price

$15.60

$15.07

FINANCIAL RATIOS

Return on average assets

0.90%

0.80%

Return on average equity

11.17%

10.04%

Net interest margin

3.70%

3.59%

Efficiency ratio

66.03%

66.10%

Loans to deposits

89.39%

86.06%

Allowance for loan losses to loans

0.79%

0.92%

Cash dividends to net income

38.66%

40.15%

PERIOD END BALANCES

        As of

            As of

                                                                                            June 30, 2006

Dec. 31, 2005

Assets

$540,934

$536,209

Loans

$322,878

$309,565

Deposits

$361,704

$356,921

Shareholders’ equity

$42,583

$43,793

Common shares outstanding

3,601,185

3,621,449

DIRECTORS/OFFICERS

UNITED BANCSHARES, INC.

Robert L. Benroth

H. Edward Rigel

Robert L. Dillhoff

David P. Roach

Joe S. Edwards, Jr.

R. Steven Unverferth

P. Douglas Harter

James N. Reynolds— Chairman

Daniel W. Schutt—President/CEO

Bonita R. Selhorst—Secretary

Brian D. Young—CFO/Executive V.P./Treasurer

DIRECTORS

THE UNION BANK CO.

Robert L. Benroth

William R. Perry

Robert L. Dillhoff

James N. Reynolds

Joe S. Edwards, Jr.

H. Edward Rigel

P. Douglas Harter

David P. Roach

Herbert H. Huffman

Robert M. Schulte, Sr.

Kevin L. Lammon

R. Steven Unverferth

James A.O’Neill, M.D.

Daniel W. Schutt—President/CEO/Chairman

INVESTOR MATERIALS:

Annual and quarterly shareholder reports, regulatory filings, press releases, and articles about The Union Bank Company are available in the Shareholder Information section of our website www.theubank.com or by calling 1-800-837-8111.

Office

Locations

Bowling Green

1204 W. Wooster St.

419-353-6088

Columbus Grove

100 S. High St.

419-659-2141

Delphos

114 E. 3rd St.

419-692-2010

Gibsonburg

230 W. Madison St.

419-637-2124

Kalida

110 E. North St.

419-532-3366

Leipsic

318 S. Belmore St.

419-943-2171

Lima—Downtown

215 W. Market St.

419-228-2114

Lima—East

1410 Bellefontaine Ave.

419-229-6500

Lima—West

3211 Elida Rd.

419-331-3211

Ottawa

245 W. Main St.

419-523-2265

Pemberville

132 E. Front St.

419-287-3211

Exhibit 99.3

AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into as of this 18th day of  July,  2006 (the “Effective Date”“) by and among United Bancshares, Inc., an Ohio corporation with its principal office located in Columbus Grove, Ohio (“United”), The Union Bank Company, an Ohio state-chartered bank with its principal office located in Columbus Grove, Ohio (“Union”) and Brian D. Young, a resident of Ohio (the “Employee”). United and Union, individually and in the aggregate are referred to herein as the Company. Capitalized terms used but not defined in the text of this Agreement shall have the meaning set forth in Annex A attached hereto.

W I T N E S S E T H:

WHEREAS, the Employee is employed as the Executive Vice President and Chief Financial Officer of the Company; and

WHEREAS, Employee has knowledge, experience and expertise in the area of the business of the Company, and the Company desires to retain the benefits of Employee’s knowledge, experience and expertise; and

WHEREAS, the Board of Directors of the Company believes it is in the best interests of the Company to enter into this Agreement with the Employee in order to reinforce and encourage the attention and dedication of the Employee to his assigned duties without distraction in the face of potentially disruptive conditions arising from the possibility of a change in circumstances or ownership of the Company; and

WHEREAS, the Board of Directors of the Company approved and authorized the execution of this Agreement with the Employee.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto hereby agree as follows:

1.

TERM. The term of this Agreement shall commence on the Effective Date and shall terminate upon the earlier of (i) the date on which payment is made of the Termination Payment due to the Employee hereunder. (ii) the date on which the Employee’s employment is Terminated for Cause as described herein, or (iii) the date on which the Employee’s employment is voluntarily terminated without Good Reason as described herein.

2.

TERMINATION PAYMENT.

a.

Cause for Payment.  If, at any time during the term of this Agreement, either (i) the Employee’s employment is involuntarily terminated for any reason other than Cause, or (ii) the Employee voluntarily  terminates his employment for Good Reason, or (iii) the Company has a Change of Control where the Employee involuntarily (other than for Cause) or voluntarily terminates his employment for any reason during the period commencing 120 days prior to the Change in Control and ending eighteen (18) months after the Change of Control, the Company, or its successor, as the case may be,  shall provide a Termination Payment to the Employee as set forth below. In the event that Employee is terminated for Cause or employment otherwise terminated by death, disability or voluntary retirement, Employee shall be entitled only to salary and benefits accrued and unpaid as of the date of termination.

b.

Amount of Termination Payment. The Termination Payment shall be a lump sum payment equal to the lesser of (i) 2.5 times the Employee’s annual base salary as of the Effective Date or the date immediately prior to the effective date of the termination of Employee’s employment, whichever is greater, or (ii)  One Dollar ($1.00) less than the largest amount which could be paid to Employee without causing such payment (considered along with any other payment or benefit to the Employee under any other Company plans, policies or arrangements which would be considered to be a “parachute payment” under Section 280G(b)(2)(A) of the Internal Revenue Code of 1986, as amended) to be treated as an excess “parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended.

c.

Timing of Termination Payment. The Termination Payment shall be paid to the Employee not later than fifteen (15) days after the date the Employee ceases to be employed by the Company.

d.

COBRA. In addition to the Termination Payment the Company shall also pay COBRA premiums (relating to the Employee’s group medical insurance premiums) for a period of one year after the date of termination of the Employee’s employment.

3.

OTHER BENEFITS. The Termination Payment and COBRA premiums described in this Agreement shall be in addition to any other retirement or other benefits payable to the Employee under any plan, fund or program maintained by the Company.

4.

WITHHOLDING. All payments to the Employee under this Agreement will be subject to applicable withholding of state and federal taxes.

5.

NON-COMPETITION; NON-SOLICITATION.

a.

Non-Competition.  That on termination of the Employee’s employment for any reason for which the Company must pay the Termination Payment, for a period of one (1) year from termination, that he will not undertake employment as an employee, director, agent, consultant, independent contractor or owner of a company that is in any way involved in commercial banking or is a savings institution. However, this prohibition only relates to a position located within a 20 mile radius of the Company’s corporate headquarters in Columbus Grove, Ohio. This provision of the Agreement shall survive termination for any reason for so long as is permitted by applicable law; and

b.

Non-Solicitation.  The Employee agrees that he will not directly or indirectly during the term of this Agreement and, for a period of one (1) year thereafter, solicit, induce, confer or discuss with any employee of the Company or attempt to solicit, induce, confer or discuss with any employee of the Company, the termination of his employment with the Company or discuss the subject of employment by some other person. Employee further agrees that he will not directly or indirectly at any time during or for a period of one (1) year after the term hire or attempt to hire any employee of the Company.

6.

MISCELLANEOUS.

a.

Obligation of the Company. The Company, and not the Board of Directors of the Company or any member thereof, shall be liable for any and all claims made in connection with this Agreement and for any and all payments to which the Employee may be entitled under this Agreement. The Agreement shall be unfunded.

b.

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the heirs and legal representatives of the Employee, and the successors and assigns of the Company, except that the Employee may not assign this Agreement. The Company will require any successor as the result of a Change in Control to assume expressly and to agree to perform this Agreement in the same manner and to the same extent that the Company would perform hereunder.

c.

Modification. This Agreement may not be changed, amended, or modified except by a writing signed by all parties hereto.

d.

Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required to be or may be given under this Agreement shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by a commercially reputable overnight delivery service, delivery charges prepaid, at the addresses set forth herein or to such other address as either party may designate from time to time by notice to the other party sent in like manner.

The Company: United Bancshares, Inc. ATTN: Human Resources 100 S. High Street Columbus Grove, OH 45830	The Employee: Brian D. Young 415 East College Ave Bluffton, Ohio 45817

e.

Governing Law. This Agreement constitutes the entire agreement between the parties and shall be governed by and construed in accordance with the laws of the State of Ohio applicable to the agreements made and to be performed solely within such state.

f.

Headings. The section headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the construction or interpretation of this Agreement.

g.

No Mitigation. The Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the date of termination or otherwise.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

UNITED BANCSHARES, INC.

EMPLOYEE:

By:

/s/ James N. Reynolds

/s/ Brian D. Young

Brian D. Young,

Name:

James N. Reynolds

Executive Vice President &

Chief Financial Officer

Title:

Chairman

THE UNION BANK COMPANY

By:

/s/ Daniel W. Schutt

Name:

Daniel W. Schutt

Title:

President & CEO

Agreement

Annex A

“Cause” means: (a) commission of a material willful act of dishonesty in the course of the Employee’s duties; (b) conviction by a court of competent jurisdiction of a crime constituting a felony; (c) the Employee’s continued, habitual intoxication or performance under the influence of controlled substances during working hours; (d) frequent or extended, and unjustifiable (not as a result of incapacity or disability) absenteeism; or (e) the Employee’s continued personal misconduct, inability (not as a result of incapacity or disability) or refusal to substantially perform his duties and responsibilities as determined by the Board of Directors of the Company or by a state or federal banking regulatory agency that has jurisdiction over the Company. A termination of the Employee for “Cause” shall take effect thirty (30) days after the Company gives written notice of such termination to the Employee specifying the conduct deemed to qualify as cause, unless the Employee shall, during such thirty (30) day period, remedy the events or circumstances constituting cause to the reasonable satisfaction of the Company.

“Good Reason” means: (a) a material diminution of Employee’s duties, responsibilities, compensation or benefits, (b) a reduction by the Company, or its successor, in Employee’s annual base salary as in effect as of the date hereof or as the same may be increased from time to time, (c) the Company, or its successor, requires Employee to relocate to an office more than twenty-five miles from Columbus Grove, Ohio, or (d) a disagreement by the Employee as to the short-and/or long-term strategic plan established for the Company by the Board of Directors and/or management of the Company.

“Change in Control” means: (a) the reorganization, recapitalization, consolidation, merger or other business combination of the Company (whether or not the Company is the surviving and continuing entity) in which either the shareholders of the Company currently or those immediately prior to such transaction own 60% or less of the outstanding voting shares of the resulting company, (b) the transfer of all or substantially all of the assets of the Company to a third party that is not affiliated with the Company, or (c) the purchase by any Person or group of Persons that are not affiliated with the Company, of 40% or more of the outstanding voting shares of the Company. For purposes of this definition, “affiliated” shall mean and describe any Person which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Company. “Control” shall mean the power to direct the management policies of the Company, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. “Person” shall mean any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation or institution.

“Disability” means: any physical or mental incapacitation which results in the Employee’s inability (as determined by a physician chosen by the Board) to regularly perform his duties and responsibilities for the Company for 90 days during any 12 month period.